Exhibit (99)(a)(2)

AMSOUTH BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30 2006	December 31 2005	June 30 2005
	(Dollars in thousands)
ASSETS
Cash and due from banks	$1,233,527	$1,307,043	$1,167,313
Trading securities	4,553	30,419	39,404
Available-for-sale securities	6,000,551	5,989,989	6,172,833
Held-to-maturity securities (market value of $5,178,183, $5,576,243 and $6,067,126, respectively)	5,388,911	5,679,494	6,072,898
Loans held for sale	371,034	406,553	323,017
Loans	38,153,568	36,620,195	34,205,624
Less: Allowance for loan and lease losses	359,092	366,695	365,626
Unearned income	699,475	722,256	672,242

Net loans	37,095,001	35,531,244	33,167,756
Other interest-earning assets	153,858	68,000	49,599
Premises and equipment, net	1,256,266	1,200,114	1,087,201
Cash surrender value–bank owned life insurance	1,179,535	1,156,265	1,133,539
Accrued interest receivable and other assets	1,246,578	1,237,989	1,333,271

	$53,929,814	$52,607,110	$50,546,831

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits and interest-bearing liabilities:
Deposits:
Noninterest-bearing demand	$8,188,068	$8,233,137	$7,687,525
Interest-bearing demand	7,602,285	7,299,655	6,962,855
Money market and savings	9,226,388	9,513,548	10,005,039
Time	10,736,886	9,928,485	9,062,959
Foreign	1,683,873	1,373,557	1,595,330

Total deposits	37,437,500	36,348,382	35,313,708
Federal funds purchased and securities sold under agreements to repurchase	3,628,577	4,404,262	2,842,751
Other borrowed funds	1,839,609	511,625	473,010
Long-term Federal Home Loan Bank advances	1,828,225	1,958,730	3,238,993
Other long-term debt	3,717,683	4,025,941	3,359,173

Total deposits and interest-bearing liabilities	48,451,594	47,248,940	45,227,635
Accrued expenses and other liabilities	1,899,159	1,723,593	1,680,971

Total liabilities	50,350,753	48,972,533	46,908,606

Shareholders’ equity:
Preferred stock – no par value:
Authorized – 2,000,000 shares
Issued and outstanding – none	-0-	-0-	-0-
Common stock – par value $1 a share:
Authorized – 750,000,000 shares
Issued – 416,606,000, 416,706,000 and 416,732,000 shares, respectively	416,606	416,706	416,732
Additional paid-in capital	752,491	738,011	731,383
Retained earnings	3,999,804	3,844,183	3,672,524
Cost of common stock in treasury – 75,175,000, 68,634,000 and 64,383,000 shares, respectively	(1,361,881)	(1,208,874)	(1,093,405)
Deferred compensation on restricted stock	-0-	(14,083)	(15,208)
Accumulated other comprehensive loss, net	(227,959)	(141,366)	(73,801)

Total shareholders’ equity	3,579,061	3,634,577	3,638,225

	$53,929,814	$52,607,110	$50,546,831

See notes to consolidated financial statements.

AMSOUTH BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
	(In thousands, except per share data)
INTEREST INCOME
Loans	$598,190	$454,169	$1,156,800	$885,544
Available-for-sale securities	72,156	74,073	141,457	149,864
Held-to-maturity securities	65,100	71,082	131,613	143,178
Trading securities	339	218	753	377
Loans held for sale	5,162	2,614	10,067	4,112
Other interest-earning assets	696	356	1,383	611

Total interest income	741,643	602,512	1,442,073	1,183,686

INTEREST EXPENSE
Interest-bearing demand deposits	42,051	20,356	78,445	36,701
Money market and savings deposits	51,159	36,956	95,371	66,324
Time deposits	111,090	68,855	208,040	134,134
Foreign deposits	11,365	6,697	22,216	13,500
Federal funds purchased and securities sold under agreements to repurchase	40,878	17,507	79,533	33,861
Other borrowed funds	11,887	2,129	19,263	4,057
Long-term Federal Home Loan Bank advances	25,324	38,633	50,177	78,832
Other long-term debt	45,104	32,736	88,523	57,886

Total interest expense	338,858	223,869	641,568	425,295

NET INTEREST INCOME	402,785	378,643	800,505	758,391
Provision for loan and lease losses	24,000	17,700	51,300	38,300

NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	378,785	360,943	749,205	720,091

NONINTEREST REVENUES
Service charges on deposit accounts	103,308	91,485	198,413	176,519
Trust income	24,124	30,010	47,887	60,363
Consumer investment services income	24,139	18,875	46,081	38,907
Interchange income	25,714	22,731	50,449	43,909
Commercial credit fee income	10,768	13,901	22,248	24,841
Bank owned life insurance policies	11,294	10,582	22,277	21,093
Other noninterest revenues	32,034	35,567	63,709	72,955

Total noninterest revenues	231,381	223,151	451,064	438,587

NONINTEREST EXPENSES
Salaries and employee benefits	192,446	172,955	376,598	351,610
Net occupancy	38,760	38,430	77,594	75,287
Equipment	31,763	32,624	63,121	63,710
Postage and office supplies	9,833	10,080	19,486	20,773
Marketing	12,002	7,168	25,262	16,939
Other noninterest expenses	54,751	53,685	107,496	106,140

Total noninterest expenses	339,555	314,942	669,557	634,459

INCOME BEFORE INCOME TAXES	270,611	269,152	530,712	524,219
Income taxes	85,930	84,553	165,040	160,975

NET INCOME	$184,681	$184,599	$365,672	$363,244

Weighted-average common shares outstanding – basic	344,647	352,054	345,038	353,170
Earnings per common share – basic	$0.54	$0.52	$1.06	$1.03
Weighted-average common shares outstanding – diluted	349,647	357,026	350,192	357,914
Earnings per common share – diluted	$0.53	$0.52	$1.04	$1.01

See notes to consolidated financial statements.

AMSOUTH BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Unaudited)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Treasury Stock	Deferred Compensation on Restricted Stock	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
	(In thousands)
BALANCE AT JANUARY 1, 2005	356,310	$416,748	$726,411	$3,492,873	$(986,510)	$(12,947)	$(67,734)	$3,568,841
Comprehensive income:
Net income	-0-	-0-	-0-	363,244	-0-	-0-	-0-	363,244
Other comprehensive income, net of tax:
Net change in unrealized gains and losses on available-for-sale securities*	-0-	-0-	-0-	-0-	-0-	-0-	(8,689)	(8,689)
Net change in unrealized gains and losses on derivative instruments*	-0-	-0-	-0-	-0-	-0-	-0-	2,622	2,622

Comprehensive income								357,177
Cash dividends declared ($0.50 per share)	-0-	-0-	-0-	(175,174)	-0-	-0-	-0-	(175,174)
Common stock transactions:
Purchase of common stock	(7,045)	-0-	-0-	-0-	(180,865)	-0-	-0-	(180,865)
Employee stock plans, net	2,861	(16)	4,189	(8,419)	68,984	(2,261)	-0-	62,477
Direct stock purchase and dividend reinvestment plan	223	-0-	783	-0-	4,986	-0-	-0-	5,769

BALANCE AT JUNE 30, 2005	352,349	$416,732	$731,383	$3,672,524	$(1,093,405)	$(15,208)	$(73,801)	$3,638,225

BALANCE AT JANUARY 1, 2006	346,787	$416,706	$738,011	$3,844,183	$(1,222,957)	$-0-	$(141,366)	$3,634,577
Comprehensive income:
Net income	-0-	-0-	-0-	365,672	-0-	-0-	-0-	365,672
Other comprehensive income, net of tax:
Net change in unrealized gains and losses on available-for-sale securities*	-0-	-0-	-0-	-0-	-0-	-0-	(86,805)	(86,805)
Net change in unrealized gains and losses on derivative instruments*	-0-	-0-	-0-	-0-	-0-	-0-	(116)	(116)
Additional minimum pension liability adjustment	-0-	-0-	-0-	-0-	-0-	-0-	328	328

Comprehensive income								279,079
Cash dividends declared ($0.52 per share)	-0-	-0-	-0-	(180,583)	-0-	-0-	-0-	(180,583)
Common stock transactions:
Purchase of common stock	(11,063)	-0-	-0-	-0-	(301,405)	-0-	-0-	(301,405)
Employee stock plans, net	5,511	(100)	14,357	(29,441)	157,323	-0-	-0-	142,139
Direct stock purchase and dividend reinvestment plan	196	-0-	123	(27)	5,158	-0-	-0-	5,254

BALANCE AT JUNE 30, 2006	341,431	$416,606	$752,491	$3,999,804	$(1,361,881)	$-0-	$(227,959)	$3,579,061

*	See disclosure of reclassification adjustment amount and tax effect, as applicable, in notes to consolidated financial statements.

See notes to consolidated financial statements.

AMSOUTH BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30
	2006	2005
	(In thousands)
OPERATING ACTIVITIES
Net income	$365,672	$363,244
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan and lease losses	51,300	38,300
Provision for deferred income taxes	69,653	66,253
Depreciation and amortization of premises and equipment	57,043	57,947
Amortization of premiums and discounts on held-to-maturity securities and available-for-sale securities	6,055	12,453
Amortization of intangible assets	1,028	1,332
Originations and purchases of loans held for sale	(1,156,885)	(698,176)
Proceeds from sales of loans held for sale	1,199,697	726,546
Net gains on sales of available-for-sale securities	(739)	(3,899)
Net gains on sales of loans held for sale	(7,790)	(5,788)
Net gains on sales of loans	-0-	(11,706)
Net gain on sale of branches	(12,502)	-0-
Net decrease (increase) in trading securities	25,866	(37,521)
Net (increase) decrease in accrued interest receivable, bank owned life insurance and other assets	(52,323)	11,458
Net increase (decrease) in accrued expenses and other liabilities	91,025	(68,169)
Prepayment gain on Federal Home Loan Bank advances and other long-term debt	(5,395)	(7,992)
Other operating activities, net	72,672	59,991

Net cash provided by operating activities	704,377	504,273

INVESTING ACTIVITIES
Proceeds from maturities and prepayments of available-for-sale securities	361,126	455,381
Proceeds from sales of available-for-sale securities	251,685	453,787
Purchases of available-for-sale securities	(747,537)	(850,250)
Proceeds from maturities, prepayments and calls of held-to-maturity securities	373,811	570,201
Purchases of held-to-maturity securities	(88,043)	(473,722)
Net increase in other interest-earning assets	(85,858)	(13,450)
Net increase in loans, excluding sales of loans	(1,754,634)	(1,938,886)
Proceeds from sales of loans	-0-	855,233
Net purchases of premises and equipment	(117,206)	(84,574)
Net cash paid for sale of branches	(75,147)	-0-

Net cash used in investing activities	(1,881,803)	(1,026,280)

FINANCING ACTIVITIES
Net increase in deposits	1,242,646	1,081,071
Net (decrease) increase in federal funds purchased and securities sold under agreements to repurchase	(775,685)	550,763
Net increase in other borrowed funds	1,372,629	43,912
Proceeds from issuance of long-term Federal Home Loan Bank advances and other long-term debt	300,400	470,092
Payments for maturing Federal Home Loan Bank advances and other long-term debt	(499,420)	(211,506)
Payments for prepayment of Federal Home Loan Bank advances and other long-term debt	(194,605)	(917,008)
Cash dividends paid	(180,777)	(178,306)
Proceeds from employee stock plans, direct stock purchase and dividend reinvestment	140,127	64,174
Purchase of common stock	(301,405)	(180,865)

Net cash provided by financing activities	1,103,910	722,327

(Decrease) Increase in cash and cash equivalents	(73,516)	200,320
Cash and cash equivalents at beginning of period	1,307,043	966,993

Cash and cash equivalents at end of period	$1,233,527	$1,167,313

See notes to consolidated financial statements.

AMSOUTH BANCORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Six months ended June 30, 2006 and 2005

Note 1 – Basis of Presentation – The consolidated financial statements conform to accounting principles generally accepted in the United States of America (GAAP). The accompanying interim financial statements are unaudited; however, in the opinion of Management, all adjustments necessary for the fair presentation of the consolidated financial statements have been included. All such adjustments are of a normal recurring nature. Certain amounts in the prior periods’ financial statements have been reclassified to conform to the 2006 presentation. These reclassifications had no effect on net income, total assets or shareholders’ equity. The notes included herein should be read in conjunction with the notes to consolidated financial statements included in AmSouth Bancorporation’s (AmSouth or the Company) 2005 Annual Report on Form 10-K. The accounting policies employed are the same as those shown in Note 1 to the Consolidated Financial Statements on Form 10-K except for accounting policies related to share-based payments, which are described in Note 3.

The consolidated financial statements and notes are presented in accordance with the instructions for Form 10-Q. The consolidated financial statements include the accounts of AmSouth, its subsidiaries (all of which are wholly owned) and certain variable interest entities. All significant intercompany balances and transactions have been eliminated.

Note 2 – Recent Accounting Developments – Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments” (Statement 155) amends existing GAAP by permitting hybrid financial instruments that contain an embedded derivative to be remeasured at fair value. Statement 155 requires entities to evaluate interests in securitized financial assets to identify interests that are derivatives (freestanding or embedded) and eliminates the prohibition on a qualifying special purpose entity from holding certain derivative financial instruments. Statement 155 is effective for financial instruments acquired, issued, or subject to remeasurement (as defined by Statement 155) for fiscal annual periods beginning after September 15, 2006. Management does not believe the adoption of Statement 155 will have a material impact on the consolidated financial statements.

Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets” (Statement 156) amends existing GAAP by requiring an entity to recognize servicing assets or liabilities each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations. Statement 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value and permits subsequent measurement under either an amortization method or a fair value method. Statement 156 also requires separate presentation of servicing assets and servicing liabilities measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. Statement 156 is effective for fiscal years beginning after September 15, 2006. Management does not believe the adoption of Statement 156 will have a material impact on the consolidated financial statements.

In July 2006, Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (Interpretation 48) was issued. This interpretation clarifies the accounting for uncertainty arising from income tax positions recognized in the financial statements of an entity in accordance with Statement No. 109, “Accounting for Income Taxes.” Interpretation 48 requires a two-step process in accounting for tax positions where the sustainability is uncertain. This two-step process establishes a threshold for recognition (step 1) and measurement in the financial statements (step 2) of a tax position taken or expected to be taken in a tax return. Interpretation 48 also provides guidance on derecognition, classification, interest and penalties, and requires expanded disclosure. Interpretation 48 is effective for all fiscal years beginning after December 15, 2006 and requires the impact of adoption to be recognized as an adjustment to opening retained earnings. AmSouth is currently evaluating the impact of Interpretation 48 on its financial statements.

Also in July 2006, FASB Staff Position No. FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2)

was issued. This FSP amends Statement No. 13, “Accounting for Leases,” by addressing how a lessor should account for a change or projected change in the timing of cash flows in a leveraged lease transaction. These timing differences primarily relate to the recognition of income tax deductions generated by a leveraged lease transaction. FSP 13-2 is effective for all fiscal years beginning after December 15, 2006 and requires the impact of adoption to be recognized as an adjustment to opening retained earnings. AmSouth is currently evaluating the impact of FSP 13-2 on its financial statements.

Note 3 – Share-Based Payments – AmSouth has long-term incentive compensation plans which permit the granting of incentive awards in the form of stock options, restricted stock (i.e., unvested common stock), and stock appreciation rights. While AmSouth has the ability to issue stock appreciation rights, as of June 30, 2006, there were no outstanding stock appreciation rights. Options and restricted stock granted usually vest based on employee service and generally vest between one and three years from the date of the grant, except for some restricted stock granted during 2001 (with between 11 and 21 year vesting requirements). Beginning in 2006, if an employee is retirement eligible on the date of grant or will become retirement eligible in the year of grant, the employee must remain employed until the last day of November of the year of grant in order to retain the share-based awards; otherwise these awards are forfeited. For all other employees, the vesting period accelerates upon retirement. Generally, the terms of these plans stipulate that the exercise price of options may not be less than the fair market value of AmSouth’s common stock at the date the options are granted. All of the options granted during 2006 and 2005 expire ten years from the date of grant. All other options granted generally expire not later than ten years from the date of the grant. The number of shares authorized for issuance under long-term compensation plans was 60,791,000 shares at June 30, 2006. AmSouth issues shares from treasury upon exercise. At June 30, 2006, AmSouth had sufficient shares in treasury to forego the purchase of shares in the open market.

All of AmSouth’s long-term incentive plans for employees have change in control provisions, whereby unvested awards vest upon a change in control. AmSouth has determined that the proposed merger discussed in Note 10 would qualify as a change in control. Accordingly, all unrecognized compensation cost related to these plans will be recognized in connection with the change in control, which is expected to occur in the fourth quarter of 2006 and is subject to shareholder and regulatory approvals.

AmSouth accounts for share-based payments in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” or Statement 123(R), which was adopted under the modified prospective method on January 1, 2006 and, therefore, results for prior periods have not been restated. Compensation cost is measured based on the fair value of the award at the grant date and recognized in the financial statements on a straight-line basis over the requisite service period. The fair value of stock options is estimated at the date of grant using a Black-Scholes option pricing model, while the fair value of restricted stock is determined based on the closing price of AmSouth’s common stock on the grant date. The effect of the adoption of Statement 123(R) on AmSouth’s financial condition and results of operations was not material, because on December 29, 2005, AmSouth accelerated vesting of all 15.7 million outstanding unvested stock options previously awarded to employees and directors. Therefore, there were no unvested stock options outstanding at December 31, 2005. There were no significant effects on the results of operations or cash flows during the three or six month periods ended June 30, 2006 resulting from the adoption of Statement 123(R).

The following table details the different components of compensation cost for the periods presented:

	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2006	2005	2006	2005
Compensation cost of share-based compensation awards:
Restricted stock	$4,483	$1,053	$5,589	$1,923
Stock options	3,261	—	3,271	—
Tax benefits related to compensation cost	(2,690)	(396)	(3,117)	(723)

Compensation cost of share-based compensation awards, net of tax	$5,054	$657	$5,743	$1,200

Prior to the adoption of Statement 123(R), AmSouth followed the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (Statement 123), which allowed an entity to measure compensation cost for those plans using the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees”. AmSouth recognized expense related to stock option grants in its pro forma disclosures according to the accelerated expense attribution model under Financial Accounting Standards Board (FASB) Interpretation No. 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option Award Plans.” No option-based employee compensation cost was reflected in reported net income for the three and six months ended June 30, 2005, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

AmSouth’s pro forma information for 2005 is as follows:

(In thousands, except per share data)	Three Months Ended June 30 2005	Six Months Ended June 30 2005
Net income:
As reported	$184,599	$363,244
Add: Stock-based compensation expense included in reported net income, net of tax	657	1,200
Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of tax	(6,829)	(13,740)

Pro forma	$178,427	$350,704

Earnings per common share:
As reported	$0.52	$1.03
Pro forma	0.51	0.99
Diluted earnings per common share:
As reported	$0.52	$1.01
Pro forma	0.50	0.98

The above pro forma information includes expenses related to all stock options and restricted stock granted during 2005, as well as the expense related to the unvested portion of prior years’ grants and assumes that the fair value for these option grants was estimated at the date of grant using a Black-Scholes option pricing model. The estimated fair value of the options is then amortized over the options’ original vesting period to determine the pro forma expense for the period.

The following table details the weighted-average assumptions used and estimated fair value related to stock options granted during the periods presented:

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Risk-free interest rate	4.84%	3.82%	4.87%	3.61%
Dividend yield	3.83	3.86	3.85	3.95
Volatility factor	19.51	20.29	19.65	21.59
Weighted-average expected life	3.9 yrs	4.2 yrs	3.9 yrs	4.2 yrs
Estimated fair value	$4.02	$3.61	$4.05	$3.60

AmSouth utilizes the yield on a zero coupon U.S. Treasury note, the maturity of which corresponds to the expected life of the option, in determining the risk-free interest rate. The dividend yield is determined by dividing the expected dividends over the next year by the exercise price of the option on the date of grant. AmSouth calculates an option’s expected life by considering exercise of stock options. The expected exercise is incorporated into the expected life component of the Black-Scholes option pricing model by reviewing historical employee exercise behaviors at AmSouth. Historical employee exercise behaviors that are observed when analyzing the expected life of an option are combined with historical stock prices to estimate the historical volatility of AmSouth’s stock price.

The following tables summarize AmSouth’s activity and related information for stock options and restricted stock during 2006:

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
Stock Options	Number	Weighted-Average Exercise Price	Number	Weighted-Average Exercise Price	Aggregate Intrinsic Value (in thousands)	Weighted-Average Remaining Contractual Term
Balance (Beginning of Period)	32,842,433	$22.35	35,692,912	$22.28
Exercised	(1,717,864)	21.46	(4,553,815)	21.54
Forfeited/Expired	(116,629)	19.52	(166,157)	19.60
Granted	5,028,700	27.70	5,063,700	27.70

Balance (End of Period)	36,036,640	$23.12	36,036,640	$23.12	$128,658	6.97 yrs.

Exercisable (End of Period)	31,005,390	$22.38	31,005,390	$22.38	$128,658	6.51 yrs.

The total intrinsic value of stock options exercised was approximately $13,022,000 and $7,032,000 for the three months ended June 30, 2006 and 2005, respectively, and $30,407,000 and $14,364,000 for the six months ended June 30, 2006 and 2005, respectively.

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
Restricted Stock	Number	Weighted-Average Date Fair Value	Number	Weighted-Average Date Fair Value
Balance (Beginning of Period)	1,442,437	$21.53	1,283,432	$20.31
Vested	(4,033)	21.46	(91,834)	21.06
Forfeited/Expired	(92,694)	18.89	(106,070)	19.79
Granted	715,721	27.47	975,903	27.50

Balance (End of Period)	2,061,431	$23.71	2,061,431	$23.71

The total fair value of restricted stock vested was approximately $98,000 and $161,000 for the three month periods ended June 30, 2006 and 2005, respectively, and $1,934,000 and $2,388,000 for the six month periods ended June 30, 2006 and 2005, respectively.

At June 30, 2006, the total compensation cost of nonvested stock options and restricted stock awards not yet recognized was $16.6 million and $31.0 million, respectively, which will be recognized over a weighted-average period of 2.0 years and 3.5 years, respectively. No material share-based compensation costs were capitalized during the period ended June 30, 2006.

Note 4 – Pension and Other Postretirement Benefits – Net periodic benefit cost (credit) includes the following components for the three months ended June 30:

	Retirement Plans		Other Postretirement Benefits
(In thousands)	2006	2005	2006	2005
Service cost	$7,503	$6,700	$159	$258
Interest cost	12,555	11,570	248	570
Expected return on plan assets	(16,561)	(16,463)	(49)	(51)
Amortization of prior service cost (credit)	44	36	(683)	(218)
Amortization of transitional obligation	48	48	11	11
Recognized actuarial loss	7,766	6,764	114	245

Net periodic benefit cost (credit)	$11,355	$8,655	$(200)	$815

Net periodic benefit cost (credit) includes the following components for the six months ended June 30:

	Retirement Plans		Other Postretirement Benefits
(In thousands)	2006	2005	2006	2005
Service cost	$15,006	$13,400	$318	$516
Interest cost	25,110	23,140	496	1,140
Expected return on plan assets	(33,122)	(32,926)	(98)	(102)
Amortization of prior service cost (credit)	88	72	(1,366)	(436)
Amortization of transitional obligation	96	96	22	22
Recognized actuarial loss	15,533	13,528	228	490

Net periodic benefit cost (credit)	$22,711	$17,310	$(400)	$1,630

Note 5 – Contingencies

Legal. Various legal proceedings are pending against AmSouth and its subsidiaries. Some of these proceedings, including class actions, seek relief or allege damages that are substantial. The actions arise in the ordinary course of AmSouth’s business and include actions relating to its imposition of certain fees, lending, collections, loan servicing, deposit taking, investment, trust and other activities. It may take a number of years to finally resolve some of these actions because of their complexity as well as other reasons. Additionally, AmSouth and its subsidiaries, which are regulated by multiple federal and state authorities, are the subject of regularly scheduled and special examinations, reviews, investigations and enforcement actions or proceedings. AmSouth may occasionally have disagreements with regulatory authorities and law enforcement agencies resulting from these examinations, reviews, investigations and enforcement actions. Enforcement and compliance-related activity by government agencies has substantially increased. Although it is not possible to determine with certainty AmSouth’s potential exposure from these proceedings, which may take a number of years to fully and finally resolve due to their complexity, based upon legal counsel’s opinion, Management considers that any liability resulting from the proceedings would not have a material impact on the financial condition or results of operations of AmSouth.

Income Taxes. AmSouth’s federal and state income tax returns are subject to review and examination by government authorities. In the normal course of these examinations, AmSouth is subject to challenges from federal and state authorities regarding amounts of taxes due. These challenges may alter the timing or amount of taxable income or deductions, or the allocation of income among tax jurisdictions. AmSouth is currently under examination by a number of the states in which it does business. AmSouth is also under examination by the Internal Revenue Service (IRS) for the years ended December 31, 2000 through December 31, 2002. AmSouth is currently at IRS Appeals on the issues raised in the IRS examination for the years ended December 31, 1998, September 30, 1999 and December 31, 1999 related to leveraged leasing transactions.

In connection with the IRS examination mentioned above, the IRS issued Notices of Proposed Adjustments with respect to AmSouth’s tax treatment of certain leveraged lease transactions that were entered into during the years under examination. Management believes that AmSouth’s treatment of these leveraged lease transactions was in compliance with existing tax case law, applicable statutes and regulations in effect at the time these transactions were entered into and intends to vigorously defend its position.

Upon adoption of FSP 13-2 on January 1, 2007, AmSouth will be required to adjust its leveraged lease cash flows to include the changes that could result from a settlement with the IRS that is more likely than not to occur. The cumulative effect of applying the provisions of the staff position will be reported as an adjustment to the beginning retained earnings balance for 2007.

Also, FIN 48 prescribes the methodology for recognizing, measuring, presenting, and disclosing in the financial statements uncertain tax positions that have been taken or that are expected to be taken in tax returns.

Any difference between the tax benefits previously recognized and the benefit to be determined under the Interpretation will be recorded on the date of adoption. Any tax benefit differences that are not subject to specific guidance will be treated as an adjustment to the beginning retained earnings balance for 2007. AmSouth is currently analyzing its material tax positions in all jurisdictions to determine the appropriate amount of tax benefits that are recognizable under the new guidance. AmSouth is currently reviewing the impact of both FSP 13-2 and FIN 48, and it is expected that their adoption will have a material impact to the consolidated financial statements at the effective date of adoption.

Note 6 – Earnings Per Common Share – The following table sets forth the computation of basic earnings per common share and diluted earnings per common share:

	Three Months Ended June 30		Six Months Ended June 30
(In thousands, except per share data)	2006	2005	2006	2005
Earnings per common share computation:
Numerator:
Net income	$184,681	$184,599	$365,672	$363,244
Denominator:
Weighted – average common shares outstanding	344,108	351,493	344,479	352,597
Shares issuable under deferred compensation arrangements	539	561	559	573

Weighted – average common shares outstanding – basic	344,647	352,054	345,038	353,170
Earnings per common share – basic	$0.54	$0.52	$1.06	$1.03
Diluted earnings per common share computation:
Numerator:
Net income	$184,681	$184,599	$365,672	$363,244
Denominator:
Weighted – average common shares outstanding	344,108	351,493	344,479	352,597
Shares issuable under deferred compensation arrangements	539	561	559	573
Dilutive effect of stock options and restricted stock	5,000	4,972	5,154	4,744

Weighted – average common shares outstanding – diluted	349,647	357,026	350,192	357,914
Earnings per common share – diluted	$0.53	$0.52	$1.04	$1.01

Note 7 – Comprehensive Income – Total comprehensive income consists of net income, the change in the unrealized gains or losses on AmSouth’s available-for-sale securities portfolio arising during the period, the change in the effective portion of cash flow hedges marked to market, and the change in the minimum pension liability related to an unfunded pension liability. In the calculation of comprehensive income, certain reclassification adjustments are made to avoid double-counting items that are displayed as part of net income for a period that also had been displayed as part of other comprehensive income in that period or earlier periods.

The following tables detail the components of comprehensive income, including reclassification adjustments:

	Three Months Ended June 30
	2006			2005
(In thousands)	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
Net income	$270,611	$(85,930)	$184,681	$269,152	$(84,553)	$184,599
Net unrealized holding gains and losses on available-for-sale securities arising during the period	(55,522)	21,081	(34,441)	105,817	(39,925)	65,892
Less: reclassification adjustments for net securities gains realized in net income	209	(79)	130	2,771	(1,042)	1,729

Net change in unrealized gains and losses on available-for-sale securities	(55,731)	21,160	(34,571)	103,046	(38,883)	64,163

Net unrealized holding gains and losses on derivatives arising during the period	(3,957)	1,445	(2,512)	8,838	(3,067)	5,771
Less: reclassification adjustments for losses realized in net income	(2,306)	867	(1,439)	(991)	373	(618)

Net change in unrealized gains and losses on derivative instruments	(1,651)	578	(1,073)	9,829	(3,440)	6,389

Comprehensive income	$213,229	$(64,192)	$149,037	$382,027	$(126,876)	$255,151

	Six Months Ended June 30
	2006			2005
(In thousands)	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
Net income	$530,712	$(165,040)	$365,672	$524,219	$(160,975)	$363,244
Net unrealized holding gains and losses on available-for-sale securities arising during the period	(139,068)	52,724	(86,344)	(10,288)	4,032	(6,256)
Less: reclassification adjustments for net securities gains realized in net income	739	(278)	461	3,899	(1,466)	2,433

Net change in unrealized gains and losses on available-for-sale securities	(139,807)	53,002	(86,805)	(14,187)	5,498	(8,689)

Net unrealized holding gains and losses on derivatives arising during the period	(4,889)	1,834	(3,055)	2,286	(754)	1,532
Less: reclassification adjustments for losses realized in net income	(4,710)	1,771	(2,939)	(1,747)	657	(1,090)

Net change in unrealized gains and losses on derivative instruments	(179)	63	(116)	4,033	(1,411)	2,622

Additional minimum pension liability adjustment	—	328	328	—	—	—

Comprehensive income	$390,726	$(111,647)	$279,079	$514,065	$(156,888)	$357,177

Note 8 – Shareholders’ Equity – On April 17, 2003, AmSouth’s Board of Directors approved a plan to repurchase up to 25 million shares of the Company’s outstanding common stock (the 2003 authorization). On April 20, 2006, AmSouth’s Board of Directors approved the repurchase of up to an additional 25 million shares of the Company’s outstanding common stock (the 2006 authorization). The common shares may be repurchased in the open market or in privately negotiated transactions. The reacquired common shares will be held as treasury shares and may be reissued for various corporate purposes, including employee benefit programs. During the six month period ended June 30, 2006, AmSouth repurchased 11.1 million shares, primarily under these authorizations, at a cost of $301.4 million. During the six month period ended June 30, 2005, AmSouth repurchased 7.0 million shares, primarily under the 2003 authorization, at a cost of $180.9 million. As of June 30, 2006, there were no shares remaining under the 2003 authorization and 23.0 million shares remaining under the 2006 authorization.

Of the 75.2 million shares held in treasury stock as of June 30, 2006, approximately 2.1 million shares relate to issuances of restricted stock to various employees as compensation. The holders of the restricted stock have the right to vote and receive dividends on these shares. See Note 3 for discussion of share-based payments.

Cash dividends of $0.52 per common share were declared in the first six months of 2006.

Note 9 – Business Segment Information – AmSouth has three reportable segments: Consumer Banking, Commercial Banking and Wealth Management. Treasury & Other includes balance sheet management activities that include the investment portfolio, non-deposit funding and the impact of derivatives used in asset/liability management. Income from bank owned life insurance policies, provisions for loan and lease losses that are in excess of or below net charge-offs, gains and losses related to the ineffective portion of derivative hedging instruments, net gains and losses on sales of fixed assets and other assets, taxable-equivalent adjustments associated with lease residual option benefits, the amortization of deposit intangibles, and corporate expenses such as corporate overhead are also shown in Treasury & Other. In addition, Treasury & Other includes the reversal of revenues and expenses associated with Private Client Service customers’ loan and deposit balances to eliminate any double counting which occurs as a result of including these revenues and expenses in the Wealth Management segment as well as in either the Commercial or Consumer segments.

The following is a summary of the segment performance for the three months and six months ended June 30:

(In thousands)	Consumer Banking	Commercial Banking	Wealth Management	Treasury & Other	Total
Three Months Ended June 30, 2006
Net interest income before internal funding	$221,449	$193,553	$45,912	$(58,129)	$402,785
Internal funding	57,575	(69,951)	5,045	7,331	-0-

Net interest income/(expense)	279,024	123,602	50,957	(50,798)	402,785
Noninterest revenues	131,769	31,959	50,145	17,508	231,381

Total revenues	410,793	155,561	101,102	(33,290)	634,166
Provision for loan and lease losses	5,431	7,630	496	10,443	24,000
Noninterest expenses	200,946	49,043	54,408	35,158	339,555

Income/(loss) before income taxes	204,416	98,888	46,198	(78,891)	270,611
Income taxes/(benefits)	76,860	37,182	15,348	(43,460)	85,930

Segment net income/(loss)	$127,556	$61,706	$30,850	$(35,431)	$184,681

Revenues from external customers	$353,218	$225,512	$40,510	$14,926	$634,166
Ending assets	23,464,590	16,486,227	6,624,266	7,354,731	53,929,814
Average assets	23,571,307	16,244,991	6,665,103	6,700,662	53,182,063
Average loans	21,766,770	15,245,008	6,639,137	(6,637,950)	37,012,965
Average deposits	25,836,410	9,665,431	4,389,674	(2,824,373)	37,067,142

(In thousands)	Consumer Banking	Commercial Banking	Wealth Management	Treasury & Other	Total
Three Months Ended June 30, 2005
Net interest income before internal funding	$196,078	$142,924	$46,529	$(6,888)	$378,643
Internal funding	77,011	(33,259)	751	(44,503)	-0-

Net interest income/(expense)	273,089	109,665	47,280	(51,391)	378,643
Noninterest revenues	124,399	37,823	50,163	10,766	223,151

Total revenues	397,488	147,488	97,443	(40,625)	601,794
Provision for loan and lease losses	10,366	4,413	432	2,489	17,700
Noninterest expenses	189,850	47,289	52,043	25,760	314,942

Income/(loss) before income taxes	197,272	95,786	44,968	(68,874)	269,152
Income taxes/(benefits)	74,174	36,015	16,908	(42,544)	84,553

Segment net income/(loss)	$123,098	$59,771	$28,060	$(26,330)	$184,599

Revenues from external customers	$320,477	$180,747	$44,683	$55,887	$601,794
Ending assets	21,843,982	14,110,890	5,977,387	8,614,572	50,546,831
Average assets	22,026,307	13,961,059	5,879,326	8,474,605	50,341,297
Average loans	20,430,032	12,927,490	5,819,667	(5,815,667)	33,361,522
Average deposits	25,221,959	8,294,430	4,156,367	(2,814,816)	34,857,940
Six Months Ended June 30, 2006
Net interest income before internal funding	$441,997	$370,067	$91,127	$(102,686)	$800,505
Internal funding	116,934	(129,534)	8,931	3,669	-0-

Net interest income/(expense)	558,931	240,533	100,058	(99,017)	800,505
Noninterest revenues	252,247	67,062	97,055	34,700	451,064

Total revenues	811,178	307,595	197,113	(64,317)	1,251,569
Provision for loan and lease losses	15,375	37,021	982	(2,078)	51,300
Noninterest expenses	400,574	97,279	108,453	63,251	669,557

Income/(loss) before income taxes	395,229	173,295	87,678	(125,490)	530,712
Income taxes/(benefits)	148,606	65,159	17,293	(66,018)	165,040

Segment net income/(loss)	$246,623	$108,136	$70,385	$(59,472)	$365,672

Revenues from external customers	$694,244	$437,129	$78,737	$41,459	$1,251,569
Ending assets	23,464,590	16,486,227	6,624,266	7,354,731	53,929,814
Average assets	23,491,131	16,049,466	6,616,587	6,789,509	52,946,693
Average loans	21,676,597	15,002,601	6,582,440	(6,581,047)	36,680,591
Average deposits	25,832,877	9,586,850	4,393,298	(2,905,356)	36,907,669

(In thousands)	Consumer Banking	Commercial Banking	Wealth Management	Treasury & Other	Total

Six Months Ended June 30, 2005
Net interest income before internal funding	$394,346	$276,662	$94,401	$(7,018)	$758,391
Internal funding	148,670	(59,639)	493	(89,524)	-0-

Net interest income/(expense)	543,016	217,023	94,894	(96,542)	758,391
Noninterest revenues	238,208	72,148	101,845	26,386	438,587

Total revenues	781,224	289,171	196,739	(70,156)	1,196,978
Provision for loan and lease losses	25,682	7,063	846	4,709	38,300
Noninterest expenses	382,015	94,788	107,032	50,624	634,459

Income/(loss) before income taxes	373,527	187,320	88,861	(125,489)	524,219
Income taxes/(benefits)	140,446	70,432	33,412	(83,315)	160,975

Segment net income/(loss)	$233,081	$116,888	$55,449	$(42,174)	$363,244

Revenues from external customers	$632,554	$348,810	$91,637	$123,977	$1,196,978
Ending assets	21,843,982	14,110,890	5,977,387	8,614,572	50,546,831
Average assets	21,981,904	13,907,844	5,718,118	8,710,962	50,318,828
Average loans	20,434,793	12,846,507	5,675,248	(5,671,090)	33,285,458
Average deposits	24,852,329	8,354,747	4,128,732	(2,550,136)	34,785,672

Note 10 – Agreement and Plan of Merger – On May 24, 2006, AmSouth and Regions Financial Corporation (“Regions”) entered into a definitive merger agreement providing for the merger of AmSouth into Regions, with Regions as the surviving corporation. Pursuant to the merger, each share of AmSouth common stock will be converted into 0.7974 shares of Regions common stock. The merger is expected to close in the fourth quarter of 2006 and is subject to shareholder and regulatory approvals.

In connection with the merger agreement, AmSouth and Regions also entered into reciprocal stock option agreements granting each company the right to acquire up to 19.9 percent of the other company’s outstanding common stock. The stock option agreements may have the effect of making an acquisition or other business combination of AmSouth or Regions by a third party more costly because of the need in such a transaction to acquire any shares of common stock issued under the stock option agreements or because of any cash payments made under the stock option agreements. The stock option agreements may, therefore, discourage third parties from proposing an alternative transaction to the merger.